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                                                                    Exhibit 23.4

INDEPENDENT                                2700 E. EXECUTIVE DRIVE, SUITE 140
MINING CONSULTANTS, INC.                        TUCSON, ARIZONA 85706 USA
                                         TEL: (520) 294-9861 FAX: (520) 294-9865


                                                               February 28, 2007


Pat Prejean
Assistant Controller - Financial Reporting
Freeport-McMoRan Copper & Gold Inc.
1615 Poydras Street
New Orleans, LA 70112

Dear Mr. Prejean,

                 CONSENT OF INDEPENDENT MINING CONSULTANTS, INC.

We hereby consent to the use in this Registration Statement on Form S-3 of Freeport-McMoRan Copper & Gold Inc. of our reports included therein or incorporated by reference therein and to all references to our firm in such Registration Statement, including the reference to us under the headings, "Reserves" and "Industry and Other Information" in such Registration Statement as being experts in mining, geology and reserve determination.


                       INDEPENDENT MINING CONSULTANTS,INC.




Date:  February 28, 2007
                                       By: /s/ John M. Marek
                                       Name:  John M. Marek
                                       Title: President